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EXHIBIT (99.1) CERTIFICATION OF PERIODIC REPORT

                        CERTIFICATION OF PERIODIC REPORT

The undersigned, John D. Lewis and Elizabeth S. Acton, Chairpersons of the Benefit and Investment Committees, respectively, of Comerica Incorporated, which administer the Comerica Incorporated Preferred Savings Plan (the "Plan"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350, that:

(1) the Annual Report on Form 11-K of the Plan for the year ended December 30, 2002 (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 27, 2003

                                           /s/ John D. Lewis
                                           -------------------------------------
                                           Name: John D. Lewis
                                           Chairperson - Benefit Committee -
                                           Comerica Incorporated
                                           (Chief Executive Officer of the Plan)


                                           /s/ Elizabeth S. Acton
                                           -------------------------------------
                                           Name: Elizabeth S. Acton
                                           Chairperson - Investment Committee -
                                           Comerica Incorporated
                                           (Chief Financial Officer of the Plan)


A signed original of this written statement required by Section 906 has been provided to Comerica Incorporated Preferred Savings Plan and will be retained by Comerica Incorporated Preferred Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.